Exhibit 99.1

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192.

SHENANDOAH TELECOMMUNICATIONS COMPANY

TO EXPLORE OPTIONS FOR THE SALE OF CONVERGED SERVICES UNIT

EDINBURG, VA, (September 18, 2008) – Shenandoah Telecommunications Company (Shentel) ( NASDAQ: SHEN) announced that it will explore options for the sale of its Converged Services subsidiary. Converged Services offers video, Internet and voices services to multiple dwelling units, primarily off-campus student housing, throughout the Mid-Atlantic and Southeastern United States. The Company is pursuing the potential disposition of the business in connection with its long-term strategic plan to focus on growing its wireless business as a Sprint PCS Affiliate of Sprint Nextel and expanding its triple play services, including High Definition TV, Video on Demand, and High Speed Internet and Voice, beyond the recently announced cable acquisition it announced on August 6.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ Global Select Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

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